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                                   COTTONTOPS, INC.

                                 EMPLOYMENT AGREEMENT


         THIS AGREEMENT is made as of January 31, 1997 between Cottontops, Inc., a Delaware corporation (the "COMPANY") a wholly-owned subsidiary of Anvil Knitwear, Inc. (the "ANVIL"), and Tom Glennon ("EXECUTIVE").

         WHEREAS, the execution and delivery of this Agreement by the Company and Executive is a condition to the purchase of substantially all of the assets of Cottontops, Inc., a North Carolina corporation ("CT-1"), by the Company pursuant to an Asset Purchase Agreement of even date herewith (the "ASSET PURCHASE AGREEMENT"). Any capitalized term used herein but not defined herein shall have the meaning given to such term in the Asset Purchase Agreement.

         NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. EMPLOYMENT. The Company shall employ Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in paragraph 4 hereof (the "EMPLOYMENT PERIOD").

         2.   POSITION AND DUTIES.

         (a) During the Employment Period, Executive shall serve as the President of the Company and shall have the normal duties, responsibilities and authority of the President, subject to the power of the board of directors and senior executives of the Company (the "BOARD") to expand or limit such duties, responsibilities and authority and to override actions of the President.

         (b) Executive shall report to the Board and Executive shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company. Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.

         3.   BASE SALARY AND BENEFITS.

         (a) During the Employment Period, Executive's base salary shall be $60,000 per annum or such other rate as the Board may designate from time to time (the "BASE SALARY"),

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which salary shall be payable in regular installments in accordance with the
Company's general payroll practices and shall be subject to customary withholding.

         (b) In addition to the Base Salary, Executive shall receive a bonus following the end of each fiscal year during the Employment Period equal to ten percent (10%) of the Net Profits (as defined below) earned by the Company during such fiscal year (the "NET PROFIT BONUS"). "NET PROFITS" shall mean the net pre-tax income of the Company for the fiscal year, determined in accordance with GAAP, as reflected in the Company's financial statements after (i) deducting (to the extent not already deducted) the administrative expenses for those functions performed by Anvil (which shall not exceed the Projected Administrative Expenses set forth on EXHIBIT A hereto by more than $75,000 per year) and any borrowing expenses incurred by Anvil on behalf of the Company for such fiscal year, and
(ii) adding back any Contingent Payment paid during such fiscal year (to the extent such Contingent Payment was deducted in determining the net pre-tax income of the Company for such fiscal year). Within 20 days after Anvil receives its audited financial statements in respect of such fiscal year, the Company shall deliver to the Executive (A) a detailed calculation of any Net Profit Bonus due under this Section 3(b) for such fiscal year, and (B) a check in the amount of such Net Profit Bonus (if any).

         (c) The Company shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

    4.   TERM.

         (a) Unless renewed by the mutual agreement of the Company and Executive, the Employment Period shall end upon the fourth anniversary of the date of this Agreement; PROVIDED, HOWEVER, that (i) the Employment Period shall terminate prior to such date upon Executive's resignation, death or permanent disability or incapacity (as determined by the Board in its good faith judgment), and (ii) the Employment Period may be terminated by the Company at any time prior to such date for Cause (as defined below).

         (b)  (i)  If the Employment Period is terminated pursuant to clause
(a)(i) above, Executive shall be entitled to receive his Base Salary through the date of termination and a Pro Rata Net Profit Bonus;

              (ii) If the Employment Period is terminated pursuant to clause
(a)(ii) (but only on the grounds of Substandard Performance as set forth in clause (e)(vi) below) above, Executive shall be entitled to receive his Base Salary through the date of termination and a Pro Rata Net Profit Bonus; and

              (iii)  If the Employment Period is terminated pursuant to clause
(a)(ii) (on any of the grounds set forth in clause (e) below, except on the grounds of Substandard


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Performance as set forth in clause (e)(vi) below) above, Executive shall only receive his Base Salary through the date of termination.

         (c) For the purposes of this Agreement "PRO RATA NET PROFIT BONUS" shall mean (i) if the termination date is during the second six months of the fiscal year, the pro rata portion of any Net Profit Bonus due pursuant to
Section 3(b) hereof in respect of the fiscal year of termination based upon the net profits earned by the Company during such fiscal year, or (ii) if the termination date is during the first six months of such fiscal year, the pro rata portion of the Net Profit Bonus (if any) paid to Executive for the immediately preceding fiscal year. The pro rata portion of any Net Profit Bonus shall be equal to the product of multiplying (A) the Net Profit Bonus as determined in accordance with Section 3(b) hereof or the Net Profit Bonus (if any) paid to Executive for the immediately preceding fiscal year (as applicable) by (B) a fraction the numerator of which is the actual number of days that the Executive was employed by the Company (up to and including the date of termination) during such fiscal year and the denominator of which is 365.

         (d) Without limiting any other right that the Company may have under any other agreement, at law or in equity, the Company may set-off and reduce any Net Profit Bonus payable under this Agreement by any amount claimed to be owing by Executive to the Company pursuant to Section 2.2.2 or Section 8.2 of the Asset Purchase Agreement PROVIDED, THAT the Company shall not set-off and reduce any of its obligations under this Agreement until the expiration of a reasonable time period (which shall not be less than 90 days) after the Company provides Executive with written notice of its intention to exercise such right. Upon resolution of said claim any amounts withheld hereunder that are not retained to satisfy such claims shall be paid forthwith to the Executive. For purposes of
Section 3(b) of this Agreement, all amounts set-off against the Net Profit Bonus otherwise payable to Executive shall be deemed to have been paid to the Executive.

         (e) For purposes of this Agreement, "CAUSE" shall mean (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its customers or suppliers, (ii) conduct tending to bring the Company into substantial public disgrace or disrepute, (iii) substantial and repeated failure to perform duties as reasonably directed by the Board, (iv) gross negligence or willful misconduct with respect to the Company,
(v) any other material breach of this Agreement which is not cured within 15 days after written notice thereof to Executive, or (vi) Executive's Substandard Performance (as defined below). For the purposes of this Agreement, "SUBSTANDARD PERFORMANCE" shall be determined by a majority of the Board as provided herein. The Board shall give Executive written notice of the Board's concern over Executive's performance, and Executive shall have 15 days to prepare for a meeting with the Board, at which time Executive may present any information on market competitive conditions and any other factors bearing upon his performance. The Board shall give due consideration to the overall industry experience in assessing Executive's performance. After due consideration of these factors, if a majority of the Board determines in good faith that the Company would have performed substantially better with other management and that the future performance of the


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Company would be best served by new management, the Board may terminate
Executive for "Substandard Performance."

         5. CONFIDENTIAL INFORMATION. Executive acknowledges that the information, observations and data obtained by him while employed by the Company (including those obtained while employed by CT-1 prior to the date of this Agreement and the acquisition of CT-1 by the Company) concerning the business or affairs of the Company ("CONFIDENTIAL INFORMATION") are the property of the Company. Therefore, Executive agrees that he shall not disclose to any unauthorized person or use for his own purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions. Executive shall deliver to the Company at the termination of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company which he may then possess or have under his control.

         6. INVENTIONS AND PATENTS. Executive acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which relate to the Company's actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by the Company ("WORK PRODUCT") belong to the Company. Executive shall promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

         7.   NON-COMPETE, NON-SOLICITATION.

         (a) In further consideration of the compensation to be paid to Executive hereunder, Executive acknowledges that in the course of his employment with the Company he shall become familiar, and during his employment with CT-1 he has become familiar, with the Company's trade secrets and with other Confidential Information concerning the Company and that his services have been and shall be of special, unique and extraordinary value to CT-1 and the Company. Therefore, Executive agrees that during the Non-Compete Period, he shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the business of the Company, as such business exists on the date of the termination of Executive's employment with the Company, within any geographical area in which the Company engages or plans to engage in such business; PROVIDED, HOWEVER, that the Company recognizes that Executive has ownership interests in PKI, Inc., American Standard Apparel, Inc., Kohn Mills, Inc., Sweatshirt Apparel USA, Inc., American Knitworks, Inc., and Proknit Apparel, Inc. (the "COMPETING COMPANIES") which compete with the Company in the apparel industry and agrees to allow Executive to liquidate such ownership interest in and terminate any active participation in the business of the


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Competing Companies during a period beginning on the date hereof and ending on the first anniversary of the date hereof. Nothing herein shall prohibit Executive from being a passive owner of not more than 25% of the outstanding stock of any class of any other corporation, so long as Executive has no active participation in the business of such corporation. The "NON-COMPETE PERIOD" shall begin on the date hereof and end on the earlier to occur of (i) the fifth anniversary of the date of this Agreement and (ii) the first anniversary of the date the Employment Period was terminated pursuant Sections 4(a)(ii) (but only on the grounds of Substandard Performance as set forth in Section 4(e)(vi) above) hereof.

         (b) During the Non-Compete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any employee thereof, (ii) hire any person who was an employee of the Company at any time during the Employment Period or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company (including, without limitation, making any negative statements or communications about the Company).

         (c) If, at the time of enforcement of this paragraph 7, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Executive agrees that the restrictions contained in this paragraph 7 are reasonable.

         (c) In the event of the breach or a threatened breach by Executive of any of the provisions of this paragraph 7, the Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Executive of this paragraph 7, the Non-Compete Period shall be tolled until such breach or violation has been duly cured.

         8. EXECUTIVE'S REPRESENTATIONS. Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his


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rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

         9. SURVIVAL. Paragraphs 5, 6 and 7 and paragraphs 11 through 17 shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period.

         10. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

         NOTICES TO EXECUTIVE:

         Cottontops, Inc.
         P.O. Box 789
         Farmville, NC 27828
         Attn: Tom Glennon
         Fax: (919) 753-7168
         Phone: (919) 753-8092

         with a copy to:

         Lazarus & Lazarus, P.C.
         240 Madison Avenue
         New York, NY 10016
         Attn: Harlan M. Lazarus
         Fax: (212) 684-0314
         Phone: (212) 889-7400

         NOTICES TO THE COMPANY:

         Anvil Knitwear, Inc.
         228 East 45th Street
         New York, NY 10017
         Attn: Jacob Hollander, Esq.
         Fax: (212) 885-9411
         Phone: (212) 476-0352

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or mailed.

         11. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any


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provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         12.  COMPLETE AGREEMENT.  This Agreement, the Asset Purchase
Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         13. NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

         14. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

         15. SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company.

         16. CHOICE OF LAW. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS THEREOF THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         17. AMENDMENT AND WAIVER. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.


                                *    *    *    *    *
                                  [END OF DOCUMENT]
                               [SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                   COTTONTOPS, INC.



                   By
                      ---------------------------
                         Name:    Jacob Hollander
                         Title:   Vice President and Secretary




                   -------------------------------
                   TOM GLENNON


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                                                                       EXHIBIT A

                          PROJECTED ADMINISTRATIVE EXPENSES


                   1997           $1,201,782
                   1998           $1,486,799
                   1999           $1,695,554
                    2000           $1,825,782


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